UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Adagio Medical Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2026

26051 Merit Circle, Suite 102
Laguna Hills, CA 92653
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On December [  ], 2026
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Adagio Medical Holdings, Inc., a Delaware corporation (the “Company”). The meeting will be held on [  ], December [  ], 2026, at 8:00 a.m. Pacific Time. The Special Meeting will be a virtual meeting of stockholders, which will be conducted only via a live webcast. You will be able to attend the Special Meeting and vote online during the meeting by visiting www.virtualshareholdermeeting.com/ADGM2026SM1. The meeting will be held for the following purposes:
1.
To approve an amendment to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split of our common stock at a ratio of up to 1-for-1,000, which reverse stock split may be implemented on one or more occasions, when and as needed, to allow the Company to maintain compliance with Nasdaq listing requirements, with the exact stock split ratio or ratios to be determined by the Board of Directors in its sole discretion, provided that the aggregate splits will not exceed 1-for-1,000. We refer to this proposal as the “Reverse Stock Split Proposal” or “Proposal No. 1”.
2.
To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1. We refer to this proposal as the “Adjournment Proposal” or “Proposal No. 2”.
3.
To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying these proxy materials.
The Special Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on November 16, 2026, and their proxy holders will be able to attend the Special Meeting and vote during the live webcast by visiting www.virtualshareholdermeeting.com/ADGM2026SM1 and entering the Control Number included in your proxy card, voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log in beginning at 7:45 a.m. Pacific Time on December [  ], 2026.
Only stockholders of record at the close of business on November 16, 2026, and their proxy holders may vote at the meeting or any adjournment thereof. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Special Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive office. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on
[   ], 2026, at 8:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/ADGM2026SM1.

The proxy statement is available at investors.adagiomedical.com and www.proxyvote.com.

By Order of the Board of Directors

Deborah Kaster Chief Financial Officer and Chief Business Officer Laguna Hills, CA [ ], 2026

You are cordially invited to attend the virtual Special Meeting. You will not be able to attend the Special Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote online if you attend the virtual Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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ADAGIO MEDICAL HOLDINGS, INC.
26051 Merit Circle, Suite 102
Laguna Hills, CA 92653
PROXY STATEMENT
FOR THE 2026 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER [  ], 2026
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Unless the context indicates otherwise, references in this proxy statement to the “Company,” “Adagio,” “we,” “us,” “our” and similar terms refer to Adagio Medical Holdings, Inc.
On November 6, 2026, we effected a one-for-thirty (1-for-30) reverse stock split of our issued and outstanding common stock (the “November Reverse Stock Split”). Our common stock began trading on The Nasdaq Capital Market on a split-adjusted basis at the opening of trading on November 9, 2026. Unless otherwise indicated, all share and per share amounts in this proxy statement have been retroactively adjusted to give effect to the November Reverse Stock Split for all periods presented. The November Reverse Stock Split did not change the number of authorized shares of common stock or the par value of $0.0001 per share. Stockholders who would otherwise have been entitled to receive a fractional share received a cash payment in lieu thereof.
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board of Directors”) of Adagio Medical Holdings, Inc. is soliciting your proxy to vote at the 2026 Special Meeting of Stockholders (the “Special Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Special Meeting online to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the phone or through the internet.
We intend to first mail these proxy materials on or about [  ], 2026, to all stockholders of record entitled to vote at the Special Meeting.
How do I attend the Special Meeting?
The Special Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend and vote at the Special Meeting by following the instructions provided on the proxy card or voting instruction form to log in to www.virtualshareholdermeeting.com/ADGM2026SM1. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Special Meeting will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.
You are entitled to attend the Special Meeting if you were a stockholder of record as of the close of business on November 16, 2026, the record date, or hold a valid proxy for the meeting. To be admitted to the Special Meeting, you will need to visit www.virtualshareholdermeeting.com/ADGM2026SM1 and enter the Control Number found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the proxy statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.
Whether or not you participate in the Special Meeting, it is important that you vote your shares.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to log in as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/ADGM2026SM1 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Special Meeting.
Where can I get technical assistance if I have trouble accessing the meeting or experience technical difficulties during the meeting?
If you have difficulty accessing the meeting or experience technical difficulties during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on November 16, 2026, will be entitled to vote at the Special Meeting.
Stockholder of Record: Shares Registered in Your Name
If, on November 16, 2026, your shares were registered directly in your name with Adagio’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on November 16, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Special Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
What am I voting on?
There are two matters scheduled for a vote:
•
Proposal No. 1 - To approve an amendment to our Amended and Restated Certificate of Incorporation to effect, at the discretion of our Board of Directors, a reverse stock split of our common stock at a ratio of up to 1-for-1,000, which reverse stock split may be implemented on one or more occasions, when and as needed, to maintain compliance with Nasdaq listing requirements, with the exact stock split ratio or ratios to be determined by the Board of Directors in its sole discretion, provided that the aggregate splits will not exceed 1-for-1,000.

•
Proposal No. 2 - To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

What if another matter is properly brought before the meeting?
The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?
For each of Proposal No. 1 and Proposal No. 2, you may vote “For,” “Against” or “Abstain.”
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Special Meeting, vote by proxy using the enclosed proxy card, or you may vote by proxy over the telephone or through the internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote at the Special Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need the control number printed on your proxy card).	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.virtualshareholdermeeting. com/ADGM2026SM1 (you will need the control number printed on your proxy registration confirmation email).

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 8:59 p.m. Pacific Time on [  ], 2026.
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Special Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal No. 1 and “For” Proposal No. 2. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Adagio. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Special Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
Each share of common stock you owned as of November 16, 2026, is entitled to one vote.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Special Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal No. 1 and Proposal No. 2. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, each of Proposal No. 1 and Proposal No. 2 is considered to be “routine” under applicable rules, meaning your broker or nominee may vote your shares on Proposal No. 1 and Proposal No. 2.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Special Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are unvoted on “non-routine” matters are counted as “broker non-votes.” Proposal No. 1 and Proposal No. 2 are considered “routine” matters, and we therefore expect brokers, banks or other securities intermediaries to vote on those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
Adagio will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•
You may send a timely written notice that you are revoking your proxy to Adagio’s Corporate Secretary at 26051 Merit Circle, Suite 102, Laguna Hills, CA 92653. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Special Meeting.

•	You may attend the Special Meeting and vote online. Simply attending the Special Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What vote is required for approval of each proposal and how will votes be counted?

Proposal	Page Number	Vote Required for Approval	Voting Options	Effect of Votes Withheld/ Abstentions, As Applicable	Effect of Broker Non-Votes
Proposal No. 1: Reverse Stock Split(1)	6	FOR votes from the holders of a majority of votes cast by stockholders entitled to vote on the matter	FOR, AGAINST or ABSTAIN	No effect	Not applicable
Proposal No. 2: Adjournment Proposal(1)	16	FOR votes from the holders of a majority of votes cast by stockholders entitled to vote on the matter	FOR, AGAINST or ABSTAIN	No effect	Not applicable

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Special Meeting are present in person or represented by proxy. On November 16, 2026, there were [  ] shares of common stock outstanding and entitled to vote.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Special Meeting or the holders of a majority of the voting power of the shares present at the Special Meeting or represented by proxy and entitled to vote may adjourn the Special Meeting to another date.
Will a list of record stockholders as of the record date be available?
For the ten days ending the day prior to the Special Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning [  ], 2026, and until the meeting, stockholders should email ir@adagiomedical.com.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting.
What proxy materials are available on the internet?
The proxy statement is available at www.proxyvote.com.

PROPOSAL NO. 1 - APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK
Background Regarding Reverse Stock Split
Our Board of Directors, subject to stockholder approval, has approved a form of amendment to our Amended and Restated Certificate of Incorporation to, at the discretion of the Board of Directors, effect a reverse split of the Company’s common stock at a ratio of up to 1-for-1,000, which stock split may be effected on one or more occasions within the approved range, when and as needed, to allow the Company to maintain compliance with Nasdaq listing requirements, with the exact ratio or ratios to be determined by the Board of Directors in its sole discretion, provided that the aggregate splits will not exceed 1-for-1,000 (the “Reverse Stock Split”). If approved, the Board of Directors will have the discretion to select the exact ratio or ratios within that range, to determine the timing of each reverse stock split, and to effect reverse stock splits on more than one occasion within twelve months from this Special Meeting. The purpose of effectuating one or more Reverse Stock Splits is to increase the per share market price of our common stock so as to maintain the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. We believe that proposing a range of Reverse Stock Split ratios provides us with the most flexibility in ensuring continued compliance with the Nasdaq listing requirements. A Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect. And in no event will a Reverse Stock Split approved by this proposal be used to effect a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
If the Reverse Stock Split Proposal is approved by our stockholders, our Board of Directors would have the option of effectuating one or more Reverse Stock Splits, in such range as may be needed, when and as needed to maintain compliance with Nasdaq listing requirements. In conjunction with each Reverse Stock Split, the Company will need to ensure it maintains compliance with Nasdaq listing requirements. The actual timing for implementation of a Reverse Stock Split and the specific split ratio to be implemented would be determined by the Board of Directors based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, including an evaluation of what actions are required to maintain Nasdaq listing. For example, if the Board of Directors were to approve a Reverse Stock Split in the ratio of 1-for-10, that would mean each stockholder would receive one share for each 10 shares held, reducing our total outstanding stock by a factor of 10. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board of Directors will have the sole authority to elect whether or not and when to amend our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the Board of Directors will make a determination as to when and whether effecting a Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to increase the trading price of our common stock to meet the minimum stock price standards of The Nasdaq Capital Market without effecting a Reverse Stock Split, the per share price of the common stock immediately prior to a Reverse Stock Split and the expected stability of the per share price of the common stock following a Reverse Stock Split. If the Board of Directors determines that it is in the best interests of the Company and its stockholders to effect a Reverse Stock Split, the Board of Directors will hold a meeting to determine the ratio of a Reverse Stock Split and will publicly announce the chosen ratio at least five business days prior to the effectiveness of a Reverse Stock Split. For additional information concerning the factors the Board of Directors will consider in deciding whether to effect a Reverse Stock Split, see “— Determination of a Reverse Stock Split Ratio” and “— Board Discretion to Effect a Reverse Stock Split.”
The text of the form of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split is included as Annex A to this proxy statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by the Company’s stockholders, the Company will have the authority to file a Reverse Stock Split Charter Amendment, on one or more occasions as needed, with the Secretary of State of the State of Delaware, which will become effective upon or after filing. The Board of Directors has determined that the approval of the form of the amendment is advisable and in the best interests of the Company and its stockholders.

Why We Are Seeking Approval of the Reverse Stock Split Proposal
We are submitting this proposal for stockholder approval in order to increase the trading price of our common stock in order to ensure we are able to maintain compliance with the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. Your approval of the Reverse Stock Split Proposal will ensure we are able to conduct a reverse stock split when and as needed. Accordingly, we believe that stockholder approval of the Reverse Stock Split Proposal is in our stockholders’ best interests.
We believe that a Reverse Stock Split is our best option to continue to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. A decrease in the number of outstanding shares of our common stock resulting from a Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our common stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following a Reverse Stock Split.
Even if stockholders approve the Reverse Stock Split Proposal, we reserve the right not to effect any Reverse Stock Split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders. The Board of Directors believes that granting this discretion provides the Board of Directors with maximum flexibility to act in the best interests of the Company and its stockholders. If this Reverse Stock Split Proposal is approved by the stockholders, the Board of Directors will have the authority, in its sole discretion, and without further action by the stockholders, to effect one or more Reverse Stock Splits within the approved ratio and during the period set forth above. The Board of Directors intends to effect a Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our listing on The Nasdaq Capital Market.
Risks Associated with a Reverse Stock Split
A Reverse Stock Split may not increase the price of our common stock over the long term.
As noted above, the principal purpose of a Reverse Stock Split, and having a Reverse Stock Split available for future use, is to increase the trading price of our common stock to meet the minimum stock price standards of The Nasdaq Capital Market. However, the effect of a Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that a Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that a Reverse Stock Split will increase the market price of our common stock by a multiple of a Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions and prospects for future success.
A Reverse Stock Split may decrease the liquidity of our common stock.
The Board of Directors believes that a Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, a Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of a Reverse Stock Split.
Sales, directly or indirectly, of shares of our common stock by existing stockholders and issuances of additional shares, including upon alternate conversions of our convertible notes, could cause substantial dilution, cause our stock price to decline and necessitate additional reverse stock splits following a Reverse Stock Split.
Sales, directly or indirectly, of a substantial number of shares of our common stock, or the public perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We may issue shares of our common stock or securities convertible or exchangeable into or exercisable for our common stock from time to time in connection with financings, acquisitions, investments or otherwise. Such issuances, including the issuance of additional shares of our common stock upon exercise of equity awards or conversion of our convertible notes, could result in substantial dilution to our existing stockholders and cause the trading price of our common stock to decline.

In connection with the closing of our business combination, we issued senior secured convertible notes to certain investors (the “Convertible Securities Notes”), which are convertible into shares of our common stock at a specified conversion price, subject to adjustment. If we elect to permit alternate conversions of the Convertible Securities Notes in the future, such conversions could occur at conversion prices lower than the conversion price otherwise applicable to the Convertible Securities Notes, including at prices determined by reference to a discount to recent trading prices of our common stock. As a result, we could be required to issue substantially more shares of our common stock than would otherwise be issuable upon conversion of the notes, increasing dilution to our existing stockholders. The lower the applicable alternate conversion price, the greater the number of shares issuable upon conversion. Sales of these additional shares, or the perception that such sales could occur, could further depress the market price of our common stock. If a Reverse Stock Split is implemented, subsequent sales of shares issued upon conversion of the Convertible Securities Notes, including alternate conversions, could cause the market price of our common stock to decline following a Reverse Stock Split, offsetting some or all of any increase in our stock price resulting from a Reverse Stock Split. Such declines could necessitate the implementation by our Board of Directors of one or more additional reverse stock splits in an effort to maintain compliance with Nasdaq’s minimum bid price requirement. There can be no assurance that any additional reverse stock split would prevent further declines in the market price of our common stock or enable us to maintain compliance with Nasdaq’s continued listing requirements.
A Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.
If a Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following a Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.
A Reverse Stock Split may lead to a decrease in our overall market capitalization.
A Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to a Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following a Reverse Stock Split.
Potential Consequences if the Reverse Stock Split Proposal is Not Approved
If the Reverse Stock Split Proposal is not approved by our stockholders, our Board of Directors will not have the authority to effect an amendment to our Amended and Restated Certificate of Incorporation to, among other things, facilitate the continued listing of our common stock on The Nasdaq Capital Market by increasing the per share trading price of our common stock to help ensure a share price high enough to satisfy the minimum bid price requirement, as needed. Any inability of our Board of Directors to effect a Reverse Stock Split could expose us to delisting from The Nasdaq Capital Market and could adversely affect the liquidity and market price of our common stock.
Determination of a Reverse Stock Split Ratio
The Board of Directors believes that giving the Board of Directors the discretion to implement one or more Reverse Stock Splits at a ratio or ratios of up to 1-for-1,000 is advisable and in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time a Reverse Stock Split would be implemented. We believe that the proposed aggregate Reverse Stock Split ratios provide us with the most flexibility to achieve the desired results of Reverse Stock Splits. Reverse Stock Splits may be implemented on one or more occasions, when and as needed, to allow the Company to maintain Nasdaq compliance, with the exact ratio or ratios to be determined by the Board of Directors of the Company in its sole discretion. Reverse Stock Split ratios to be selected by our Board of Directors, in the aggregate, will not be more than 1-for-1,000. The Company will publicly announce the chosen ratio at least five business days prior to the effectiveness of a Reverse Stock Split.

The selection of the specific Reverse Stock Split ratio, as well as the timing of implementing a Reverse Stock Split, will be based on several factors, including, among other things:
•	our ability to maintain the listing of our common stock on The Nasdaq Capital Market;
•	the per share price of our common stock immediately prior to a Reverse Stock Split;
•	the expected stability of the per share price of our common stock following a Reverse Stock Split;
•	the likelihood that a Reverse Stock Split will result in increased marketability and liquidity of our common stock;
•	prevailing market conditions;
•	general economic conditions in our industry; and
•	our market capitalization before and after a Reverse Stock Split.
We believe that granting our Board of Directors the authority to set the timing of and the ratio for a Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board of Directors chooses to implement a Reverse Stock Split, the Company will make a public announcement regarding the determination of a Reverse Stock Split ratio.
Board Discretion to Effect a Reverse Stock Split
If the Reverse Stock Split Proposal is approved by our stockholders, the Board of Directors will have the discretion to implement one or more Reverse Stock Splits or not to effect any Reverse Stock Split at all on or prior to the one-year anniversary of the date on which the Reverse Stock Split Proposal is approved by our stockholders at this Special Meeting. The Board of Directors has not yet determined when or if it will be required to effect a stock split, as market conditions may improve prior to the Company needing to take action. As such, if the trading price of our common stock increases without effecting a Reverse Stock Split, a Reverse Stock Split may not be necessary. Following a Reverse Stock Split, if implemented, there can be no assurance that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from a Reverse Stock Split or that the market price of the post-split common stock can be maintained above $1.00. There also can be no assurance that our common stock will not be delisted from The Nasdaq Capital Market for other reasons.
If our stockholders approve the Reverse Stock Split Proposal at this Special Meeting, a Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors that a Reverse Stock Split is advisable and in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon a Reverse Stock Split.
The market price of our common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If a Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after a Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock.
We have not proposed a Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board of Directors or our stockholders. Notwithstanding the decrease in the number of outstanding shares of common stock following a Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Principal Effects of a Reverse Stock Split on Our Outstanding Common Stock and Authorized but Unissued Common Stock
Effects of a Reverse Stock Split on Issued and Outstanding Shares.
If a Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of common stock by a Reverse Stock Split ratio. Accordingly, each of our stockholders will own fewer shares of common stock as a result of a Reverse Stock Split. However, a Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that a Reverse Stock Split would result in an adjustment to a stockholder’s ownership of common stock due to the treatment of fractional shares in a Reverse Stock Split. Therefore, voting rights and other rights, powers and preferences of the holders of common stock will not be affected by a Reverse Stock Split (other than as a result of the treatment of fractional shares). Common stock issued pursuant to a Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of common stock will remain $0.0001.
As of the record date, the Company had [  ] shares of common stock outstanding. For purposes of illustration, if a Reverse Stock Split is effected at a ratio of 1-for-50, the number of issued and outstanding shares of common stock after a Reverse Stock Split would be approximately [  ] shares. If a Reverse Stock Split is effected at a ratio of 1-for-100, the number of issued and outstanding shares of common stock after a Reverse Stock Split would be approximately [  ] shares. We will not effect a Reverse Stock Split at a ratio that would cause us to be unable to meet other Nasdaq listing requirements, including maintaining at least 300 public stockholders, at least 500,000 publicly held shares and a market value of publicly held shares of at least $1 million.
Our authorized capital stock currently consists of 210,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. Although a Reverse Stock Split will not affect the rights of stockholders or any stockholder’s proportionate ownership interest in the Company (except as a result of the treatment of fractional shares), the number of authorized shares of our common stock and preferred stock will not be reduced. If a Reverse Stock Split is implemented, the number of authorized shares of common stock would remain at 210,000,000 shares, thereby effectively increasing the number of shares of common stock available for future issuance. The total number of authorized shares of preferred stock would remain at 20,000,000 shares.
Following a Reverse Stock Split, the Board of Directors will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board of Directors deems appropriate. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if a Reverse Stock Split is approved and effected, but some of the additional shares underlie warrants and convertible notes, which could be exercised or converted, respectively, after a Reverse Stock Split Charter Amendment is effected.
Effects of a Reverse Stock Split on Outstanding Equity Awards and Plans.
If a Reverse Stock Split is implemented, the number of shares of common stock subject to outstanding options, restricted stock unit awards and other equity awards issued by the Company, and the number of shares reserved for future issuance and all other share limits, under the Company’s 2024 Equity Incentive Plan, 2024 Key Employee Equity Incentive Plan and 2024 Employee Stock Purchase Plan will be reduced by the same ratio as the reduction in the outstanding shares, in each case rounded down to the nearest whole share. Correspondingly, the exercise price for individual outstanding options, on a per share basis, will be proportionally increased (the aggregate exercise price for all outstanding options will be unaffected, except for the rounding described below, but following a Reverse Stock Split such exercise price will apply to a reduced number of shares), in each case rounded up to the nearest cent. As of September 30, 2026, there were outstanding stock options to purchase an aggregate of [  ] shares of common stock, at a weighted average exercise price of $[  ] per share. Assuming, for example, a 1-for-100 Reverse Stock Split, the number of shares covered by outstanding options will be reduced to one-100th of the number currently issuable, and the exercise price of outstanding options will be increased by 100 times the current exercise price, rounded up to the nearest cent.
Effects of a Reverse Stock Split on Voting Rights.
Proportionate voting rights and other rights of the holders of common stock would not be affected by a Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding common stock immediately prior to the effective time of a Reverse Stock Split would continue to hold 1% of the voting power of the outstanding common stock after a Reverse Stock Split.
Effects of a Reverse Stock Split on Regulatory Matters.
The Company is subject to the periodic reporting and other requirements of the Exchange Act. A Reverse Stock Split will not affect the Company’s obligation to publicly file financial and other information with the Securities and Exchange Commission (the “SEC”).

Effects of a Reverse Stock Split on Authorized Share Capital.
The total number of shares of capital stock that we are authorized to issue will not be affected by a Reverse Stock Split.
Cash Payment in Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of a Reverse Stock Split, the Company will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the effective date of the applicable Reverse Stock Split (with such average closing sales prices being adjusted to give effect to a Reverse Stock Split). After a Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
As of November 16, 2026, there were [  ] stockholders of record of our common stock, which number of record holders includes those holders who are deemed record holders for purposes of the Exchange Act. Upon stockholder approval of this Proposal No. 1, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to a Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in a Reverse Stock Split would no longer be stockholders. For example, if a stockholder held fifty shares of common stock immediately prior to a Reverse Stock Split and a Reverse Stock Split ratio selected by the Board of Directors was 1-for-100, then such stockholder would cease to be a stockholder of the Company following a Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Record and Beneficial Stockholders
If this Proposal No. 1 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will have their shares automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after a Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing a Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
Potential Anti-Takeover Effect
The Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of a Reverse Stock Split might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board of Directors to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock and preferred stock then outstanding. Our common stock could also be issued to purchasers who would support the Board of Directors in opposing a takeover bid which our Board of Directors determines not to be in our best interests and those of our stockholders. The Board of Directors is not presently aware of any attempt, or contemplated attempt, to acquire control of us and a Reverse Stock Split is not part of any plan by the Board of Directors to recommend or implement a series of anti-takeover measures.
Accounting Matters
The par value of the shares of our common stock is not changing as a result of the implementation of a Reverse Stock Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of a Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of a Reverse Stock Split because there will be fewer shares of common stock outstanding.
Possible Disadvantages of Reverse Stock Split
Even though the Board of Directors believes that the potential advantages of a Reverse Stock Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Stock Split:
•	The reduced number of shares of our common stock resulting from a Reverse Stock Split could adversely affect the liquidity of our common stock.
•
The Reverse Stock Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.

•
The Reverse Stock Split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from a Reverse Stock Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by a Reverse Stock Split.

•
There can be no assurance that the market price per new share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of old shares of our common stock outstanding before a Reverse Stock Split. For example, based on the closing market price of our common stock on [  ], 2026, of $[  ] per share of common stock, if the stockholders approve this proposal and the Board of Directors selects and implements a Reverse Stock Split ratio of 1-for-100, there can be no assurance that the post-split market price of our common stock would be $[  ] per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•
While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that a Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•
If a Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

Procedure for Effecting Reverse Stock Split
If our stockholders approve the Reverse Stock Split Proposal, a Reverse Stock Split would become effective at such time as it is deemed by our Board of Directors to be in the best interests of the Company and its stockholders and we file an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. Even if a Reverse Stock Split is approved by our stockholders, the Board of Directors has discretion not to carry out, or to delay in carrying out, a Reverse Stock Split. Upon the filing of an amendment, all of our old common stock will be converted into new common stock as set forth in the amendment. As soon as practicable after the effective time of a Reverse Stock Split, stockholders will be notified that a Reverse Stock Split has been effected.
All of our registered holders hold their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in book-entry form with our transfer agent, no action needs to be taken to receive shares of common stock following a Reverse Stock Split. If a stockholder is entitled to shares following a Reverse Stock Split, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following a Reverse Stock Split.

No Dissenters’ or Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split, and we will not independently provide our stockholders with any such right.
Certain Material U.S. Federal Income Tax Consequences of a Reverse Stock Split to U.S. Holders
The following summary describes certain material U.S. federal income tax consequences of a Reverse Stock Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This summary, except for the discussion under “Information Reporting and Backup Withholding” below, is limited to stockholders who are U.S. Holders (as defined below).
The discussion below only addresses stockholders that hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities that mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with stock purchase plans or other employee plans or compensatory arrangements, stockholders the functional currency of which is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders that hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders that own or have owned, actually or constructively, more than 5% of our common stock, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of a Reverse Stock Split, including the tax consequences of a Reverse Stock Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, any alternative minimum tax, the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, a Reverse Stock Split (whether or not any such transactions are in connection with a Reverse Stock Split), or the tax consequences to holders of options, warrants or other rights to acquire our common stock.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:
•	an individual who is a citizen or resident of the United States or treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of a Reverse Stock Split.
This summary of certain material U.S. federal income tax consequences of a Reverse Stock Split is not binding on the IRS or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of a Reverse Stock Split.
STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS, THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.
Tax Consequences of a Reverse Stock Split
We intend to treat a Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes, and any cash paid in lieu of fractional shares will be solely to spare us the expense and inconvenience of issuing fractional shares and will not represent separately bargained-for consideration paid to a U.S. Holder. A U.S. Holder that receives solely a reduced number of shares of common stock generally will not recognize gain or loss in a Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock received pursuant to a Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock, and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization such as a Reverse Stock Split. U.S. Holders should consult their tax advisors as to the application of the foregoing rules where shares of common stock were acquired at different times or at different prices.
A U.S. Holder that receives both a reduced number of shares of common stock and cash in lieu of fractional shares as a result of a Reverse Stock Split will be treated as having received the fractional shares pursuant to a Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by the Company, and generally should recognize capital gain or loss equal to the difference, if any, between the amount of cash received in lieu of a fractional share and its adjusted basis allocable to the fractional share. Such gain or loss will be long-term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year at the time of a Reverse Stock Split. Long-term capital gains of individuals are generally subject to tax at reduced rates. There are limitations on the deductibility of capital losses. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, generally should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder received cash, and the holding period of the reduced number of shares of common stock received generally should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.
No gain or loss will be recognized by the Company as a result of the proposed Reverse Stock Split.
Information Reporting and Backup Withholding
A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with a Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the IRS. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of a Reverse Stock Split to U.S. Holders. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of a Reverse Stock Split to them, including record retention and tax-reporting requirements, the applicability and effect of any U.S. federal, state, local and non-U.S. tax laws, and the impact of any potential change in tax law.
THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 1.

PROPOSAL NO. 2 - APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES
We are asking our stockholders to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.
If, at the Special Meeting, the number of shares of common stock present or represented and voting in favor of Proposal No. 1 is insufficient to approve such proposal, the Company may move to adjourn the Special Meeting in order to solicit additional proxies in favor of Proposal No. 1, as applicable. In that event, the Company will ask its stockholders to vote only upon the Adjournment Proposal and not on Proposal No. 1.
In this proposal, the Company is asking its stockholders to authorize the holder of any proxy solicited by the Board of Directors to vote in favor of adjourning the Special Meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from stockholders who have previously voted against Proposal No. 1. Our bylaws provide that an adjournment of the Special Meeting may be made without notice, other than by announcement made at the Special Meeting, if the adjournment is for 30 days or less.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the actual beneficial ownership of common stock as of November 16, 2026, by: (i) each director; (ii) each of the Company’s named executive officers; (iii) each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock; and (iv) all current executive officers and directors of the Company as a group.
Beneficial ownership is determined in accordance with SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power with respect to the security. Under SEC rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through exercise of stock options or warrants, within 60 days, and are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
The beneficial ownership percentages set forth in the table below are based on [  ] shares of common stock issued and outstanding as of November 16, 2026, adjusted as required by rules promulgated by the SEC. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name and Address of Beneficial Owners(1)	Number of Shares	%
Current Executive Officers and Directors
James L. Cox(2)	[ ]	[ ]
Deborah Kaster(3)	[ ]	[ ]
Sandra Gardiner(4)	[ ]	[ ]
Keyvan Mirsaeedi-Farahani(5)	[ ]	[ ]
Orly Mishan(6)	[ ]	[ ]
Timothy Moran(7)	[ ]	[ ]
Sean Salmon(8)	[ ]	[ ]
Todd Usen(9)	[ ]	[ ]
All current directors and executive officers as a group (eight individuals)(10)	[ ]	[ ]
Former Executive Officers
Hakon Bergheim	[ ]	[ ]
Five Percent Holders
Entities affiliated with Perceptive Advisors LLC(11)	[ ]	[ ]
Alyeska Master Fund, L.P.(12)	[ ]	[ ]

*	Less than 1%
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The business address of each beneficial owner, unless otherwise stated, is 26051 Merit Circle, Suite 102, Laguna Hills, CA 92653.

(2)	Consists of (a) [ ] shares of common stock and (b) [ ] shares of common stock issuable upon exercise of options exercisable within 60 days of November 16, 2026.
(3)	Consists of (a) [ ] shares of common stock and (b) [ ] shares of common stock issuable upon exercise of options exercisable within 60 days of November 16, 2026.
(4)	Consists of [ ] shares of common stock issuable upon exercise of options exercisable within 60 days of November 16, 2026.
(5)	Consists of (a) [ ] shares of common stock and (b) [ ] shares of common stock issuable upon exercise of options exercisable within 60 days of November 16, 2026.
(6)	Consists of [ ] shares of common stock issuable upon exercise of options exercisable within 60 days of November 16, 2026.
(7)	Consists of [ ] shares of common stock issuable upon exercise of options exercisable within 60 days of November 16, 2026.
(8)	Consists of [ ] shares of common stock issuable upon exercise of options exercisable within 60 days of November 16, 2026.
(9)	Consists of (a) [ ] shares of common stock and (b) [ ] shares of common stock issuable upon exercise of options exercisable within 60 days of November 16, 2026.
(10)	Consists of (a) [ ] shares of common stock and (b) [ ] shares of common stock issuable upon exercise of options exercisable within 60 days of November 16, 2026.

(11)
Consists of (i) [  ] shares of common stock directly held by Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”), (ii) warrants directly held by the Master Fund exercisable into [  ] shares of common stock, and (iii) [  ] shares of common stock directly held by C2 Life Sciences LLC (“C2”). Such amounts do not include shares of common stock issuable upon exercise of pre-funded warrants and warrants that may not be exercised if the aggregate number of shares of common stock beneficially owned by entities affiliated with the Master Fund would exceed 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such exercise. Perceptive Advisors LLC (the “Advisor”) serves as the investment manager of the Master Fund and C2. Joseph Edelman serves as the managing member of the Advisor. Accordingly, the Advisor and Mr. Edelman have voting and investment discretion with respect to, and may be deemed to beneficially own, the shares of common stock and warrants held of record by the Master Fund and C2. The Advisor does not directly hold any shares of common stock or warrants. The principal business address of each of these persons and entities is 51 Astor Place, 10th Floor, New York, NY 10003.

(12)
Consists of (i) [  ] shares of common stock and (ii) milestone warrants exercisable into [  ] shares of common stock, in each case held by Alyeska Master Fund, L.P. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

OTHER INFORMATION FOR STOCKHOLDERS
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meeting of Stockholders or nominate persons for election to the Board of Directors.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2027 proxy statement, any such stockholder proposals must be submitted in writing no later than December 31, 2026, to 26051 Merit Circle, Suite 102, Laguna Hills, CA 92653, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2027 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 25 days or delayed by more than 25 days from the anniversary of the 2026 Annual Meeting of Stockholders. For the Company’s 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 16, 2027, and no later than March 18, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced by more than 25 days or delayed by more than 25 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by the Company.
In addition to satisfying the advance-notice requirements of our bylaws, stockholders who intend to solicit proxies in support of director nominees other than Adagio’s nominees must include in their notice the information required by Rule 14a-19 under the Exchange Act.
Notices of any proposals or nominations for the Company’s 2027 Annual Meeting of Stockholders should be sent to the Corporate Secretary of the Company at 26051 Merit Circle, Suite 102, Laguna Hills, CA 92653. A courtesy copy should also be submitted by email to ir@adagiomedical.com.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to the investors section of our website at investors.adagiomedical.com and click on “SEC Filings” under the “FINANCIAL INFORMATION” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Adagio Medical Holdings, Inc. by mail at 26051 Merit Circle, Suite 102, Laguna Hills, CA 92653, by telephone at (949) 348-1188, or by email at ir@adagiomedical.com.

OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

Deborah Kaster
Chief Financial Officer and Chief Business Officer
[ ], 2026

ANNEX A

FORM OF
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ADAGIO MEDICAL HOLDINGS, INC.
Adagio Medical Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), certifies:
1.	The name of the corporation is Adagio Medical Holdings, Inc. (the “Corporation”).
2.
The Corporation’s original Certificate of Incorporation was filed on December 19, 2023. The Certificate of Incorporation was last amended and restated by the Amended and Restated Certificate of Incorporation on July 29, 2024, and further amended by a Certificate of Amendment on November 6, 2026 (together, the “Certificate”).

3.
The Corporation’s Board of Directors and stockholders, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions approving that Article IV of the Certificate be amended by replacing Section 6 of Article IV in its entirety with the following:

Section 6. Effective as of the effective time of 5:00 p.m., Eastern Time, on [   ], 202[ ] (the “Effective Time”), each [   ] ([  ]) shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, that no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market for each of the five (5) consecutive trading days immediately preceding the date of the Effective Time. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.
4.	All other provisions of the Certificate will remain in full force and effect.
5.	This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.
6.	This Certificate of Amendment shall be effective on and as of the effective time of 5:00 p.m., Eastern Time, on [ ], 202[ ].
[Signature Page Follows]
A-1

IN WITNESS WHEREOF, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on [  ], 202[ ].

Adagio Medical Holdings, Inc.

By:
Name:	Todd Usen
Title:	Chief Executive Officer

A-2

SCAN TO
VIEW MATERIALS & VOTE

ADAGIO MEDICAL HOLDINGS, INC.
26051 MERIT CIRCLESUITE 102
LAGUNA HILLS CA 92653

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [ ], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to **www.virtualshareholdermeeting.com/ADGM2026SM1**
You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [ ], 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000715739_1 R2.09.05.010

ADAGIO MEDICAL HOLDINGS, INC
Special Meeting of Shareholders
[ ], 2026 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) acknowledge(s) receipt of the Notice of the 2026 Special Meeting of Stockholders of Adagio Medical Holdings, Inc. and the Proxy Statement and hereby appoint(s) Todd Usen and Deborah Kaster, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Adagio Medical Holdings, Inc. that the stockholder(s) is/are entitled to vote at the 2026 Special Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on [ ], 2026, which will be a virtual stockholder meeting through which you can listen to the meeting and vote online at www.virtualshareholdermeeting.com/ADGM2026SM1 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof.

0000715739_2 R2.09.05.010

Continued and to be signed on reverse side